Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr. Wood Dale, IL 60191 www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS THIRD QUARTER 2014 RESULTS

Net sales up 45% year over year, 13% sequentially

Adjusted net income of $4,365,000 or $0.39 per diluted common share

Net income of $8,431,000 or $0.68 per diluted common share

Wood Dale, IL –November 6, 2014 -Power Solutions International, Inc. (Nasdaq: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Results

Net sales for the third quarter of 2014 were $93,972,000, an increase of 45% from $64,628,000 in the third quarter of 2013 and a 13% sequential increase from $83,378,000 in the second quarter of 2014. Contributing to the sales increase was continued growth in the Company’s heavy-duty power generation systems and aftermarket parts sales. Also contributing to net sales in the period were sales of approximately $6.3 million from Professional Power Products, Inc. which was acquired on April 1, 2014.

Operating income was $7,519,000, an increase of 82% from $4,122,000 in the third quarter of 2013, and a sequential increase of 28% from $5,893,000 in the second quarter of 2014. Operating margin of 8.0% in the current quarter compares to 6.4% in the comparable prior year period and 7.1% in the second quarter of 2014.

“Our results this quarter demonstrate the resilience of our business model and market opportunities,” stated Gary Winemaster, Chairman and Chief Executive Officer of Power Solutions. “Solid demand across our end-markets drove strong sales growth and attractive gross margin expansion.”

Winemaster continued, “We reached a critical milestone in our on-road efforts this quarter, with Navistar’s announcement that they will use the PSI 8.8 liter engine for an alternative-fuel option in their ICC school bus product line. We believe this design win is the first of many to come and demonstrates the strength of our products and strategy. By focusing on medium duty fleets and offering a complete drop-in power system solution, we enable OEMs to introduce alternative fuel options inexpensively and quickly.”

Other income for the third quarter includes a non-cash gain of $858,000 resulting from a decrease in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. In addition, other income for the third quarter includes a non-cash gain of $3,208,000 resulting from a decrease in the estimated fair value of the contingent consideration liability recorded in connection with the acquisition of Professional Power Products, Inc.

Net income for the third quarter of 2014, which includes the warrant revaluation adjustment and contingent consideration liability revaluation, was $8,431,000, or $0.68 per diluted common share. This compares to a net loss of $9,981,000 or $0.97 per diluted common share for the third quarter of 2013, which also includes a warrant revaluation adjustment.

Net income for the third quarter of 2014, adjusted to remove the warrant revaluation impact and contingent consideration liability revaluation was $4,365,000, or $0.39 per diluted common share. This compares to adjusted net income for the third quarter of 2013 of $2,624,000 or $0.24 per diluted common share, which has been adjusted to remove the warrant revaluation impact.

Summary of Diluted EPS Attributable to Common

Stockholders

“Adjusted” removes the impact of warrant revaluation and Q3

2014 contingent consideration liability revaluation

	Q3 2014	Q3 2013
Diluted EPS	$0.68	$(0.97)
Adjusted diluted EPS	$0.39	$0.24
Diluted shares	11,167,598	10,266,176
Adjusted diluted shares	11,167,598	10,770,687

Outlook

Today, the Company reaffirmed its outlook for full-year 2014 revenue. The Company expects revenue to be in the range of $330 to $360 million.

The Company cautions that its 2014 outlook reflects its current assessment of a number of factors, including, but not limited to, the timing of new product ramps and the impact of global economic conditions on demand growth in its current markets. Please see the “Cautionary Note Regarding Forward-Looking Statements” below for additional risk factors.

Earnings Results Conference Call

The Company will discuss the financial results and outlook on a conference call scheduled for today, November 6, at 4:30 p.m. ET/3:30 p.m. CT. The call will be hosted by Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer.

Investors in the U.S. interested in participating in the call should dial +1 (888) 461-2031 and reference passcode 7022013. Those calling from outside the U.S. should dial +1 (719) 325-2295 and reference the same passcode 7022013. A telephone replay will be available approximately two hours after the call concludes through November 13, 2014 by dialing +1 (877) 870-5176 from the U.S. or +1 (858) 384-5517 from international locations, using passcode 7022013.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at http://www.psiengines.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22 liter power systems, including the 8.8 liter engine aimed at the industrial and on-road markets, including medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

PSI recently acquired Professional Power Products, Inc. (3PI), a leading designer and manufacturer of large, custom engineered integrated electrical power generation systems serving the global diesel and natural gas power generation market. 3PI specializes in power generation systems for both standby and prime power applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities, including expectations for revenues in 2014 as set forth under “Outlook.” These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new product ramps; the Company’s ability to integrate 3PI into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company originally anticipated as a result of the 3PI acquisition are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of the acquisition of 3PI); changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net Income (Loss) to Adjusted Net Income

(Dollar amounts in thousands)

	Three months ended September 30, 2014	Three months ended September 30, 2013
Net income (loss)	$8,431	$(9,981)
Non-cash (income) expense from warrant revaluation	(858)	12,605
Non-cash (income) expense from contingent consideration liability revaluation	(3,208)	—
Adjusted net income	$4,365	$2,624

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended September 30, 2014	Three months ended September 30, 2013
Earnings (loss) per diluted common share	$0.68	$(0.97)
Non-cash (income) expense from warrant revaluation	—	1.21
Non-cash (income) expense from contingent consideration liability revaluation	(0.29)	—
Adjusted earnings per diluted common share	$0.39	$0.24

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income is derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted earnings per diluted common share is also derived from GAAP results by excluding the non-cash impact, even when antidilutive, related to the change in the estimated fair value of the liability associated with the warrants. Adjusted net income and adjusted earnings per diluted common share also include an adjustment to remove the revaluation of the contingent consideration liability recorded in connection with the Company’s acquisition of Professional Power Products, Inc., which was completed on April 1, 2014. The Company believes that this non-cash item, similar to the warrant related impact on earnings, is not indicative of the Company’s core operating results or future performance. These costs are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Daniel P. Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

ICR, LLC

Gary T. Dvorchak, CFA

Senior Vice President

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	September 30, 2014	December 31, 2013
ASSETS
Current assets
Cash	$7,602	$6,306
Accounts receivable, net	68,886	42,730
Inventories, net	83,240	55,986
Prepaid expenses and other current assets	4,054	2,173
Deferred income taxes	2,811	2,811

Total current assets	166,593	110,006

Property, plant & equipment, net	19,508	13,104
Intangible assets, net	21,779	—
Goodwill	23,337	—
Other noncurrent assets	4,879	3,509

TOTAL ASSETS	$236,096	$126,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$46,424	$24,444
Income taxes payable	—	167
Accrued compensation and benefits	5,005	3,758
Current maturities of long-term debt	1,667	—
Other accrued liabilities	6,768	4,016

Total current liabilities	59,864	32,385

Long-term obligations
Revolving line of credit	74,048	17,933
Deferred income taxes	304	304
Private placement warrants	16,015	24,525
Long-term debt, less current maturities	2,778	—
Other noncurrent liabilities	855	1,051

TOTAL LIABILITIES	153,864	76,198

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at September 30, 2014 and December 31, 2013.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,559,803 and 11,352,812 shares at September 30, 2014 and December 31, 2013, respectively. Outstanding: 10,728,878 and 10,521,887 shares at September 30, 2014 and December 31, 2013, respectively.	12	11
Additional paid-in-capital	74,201	57,308
Retained earnings (accumulated deficit)	12,269	(2,648)
Treasury stock, at cost, 830,925 shares at September 30, 2014 and December 31, 2013.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	82,232	50,421

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$236,096	$126,619

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Net sales	$93,972	$64,628	$244,085	$176,342
Cost of sales	75,344	52,256	198,131	143,617

Gross profit	18,628	12,372	45,954	32,725
Operating expenses:
Research & development and engineering	4,501	3,250	11,844	7,310
Selling and service	2,706	1,841	6,871	5,810
General and administrative	3,902	3,159	10,306	8,563

Total operating expenses	11,109	8,250	29,021	21,683

Operating income	7,519	4,122	16,933	11,042
Other (income) expense:
Interest expense	407	135	887	570
Loss on debt extinguishment	—	—	—	270
Contingent consideration	(3,208)	—	(3,782)	—
Private placement warrant (income) expense	(858)	12,605	(1,190)	21,658
Other expense (income), net	34	(19)	109	(36)

Total other (income) expense	(3,625)	12,721	(3,976)	22,462

Income (loss) before income taxes	11,144	(8,599)	20,909	(11,420)
Income tax provision	2,713	1,382	5,992	3,588

Net income (loss)	$8,431	$(9,981)	$14,917	$(15,008)

Weighted-average common shares outstanding:
Basic	10,794,229	10,266,176	10,676,792	9,536,687
Diluted	11,167,598	10,266,176	11,125,116	9,536,687
Earnings (loss) per common share:
Basic	$0.78	$(0.97)	$1.40	$(1.57)
Diluted	$0.68	$(0.97)	$1.23	$(1.57)

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Cash flows from operating activities
Net income (loss)	$14,917	$(15,008)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	3,132	1,144
Non-cash interest expense	62	50
Share-based compensation expense	982	931
Decrease in accounts receivable allowances	(250)	(4)
Increase in inventory reserves	615	820
Inventory step up to fair value	482	—
(Decrease) increase in valuation of private placement warrants liability	(1,190)	21,658
Decrease in valuation of contingent consideration liability	(3,782)	—
Loss on investment in joint venture	136	—
Loss on disposal of assets	77	14
Loss on debt extinguishment	—	270
(Increase) decrease in operating assets, net of effects of business acquisition:
Accounts receivable	(21,917)	(1,733)
Inventories	(23,398)	(10,376)
Prepaid expenses and other assets	(2,342)	8
Increase (decrease) in operating liabilities:
Accounts payable	19,549	(3,698)
Accrued compensation and benefits and other accrued liabilities	(133)	2,073
Income taxes payable	(27)	(2,126)
Other noncurrent liabilities	(363)	(40)

Net cash used in operating activities	(13,450)	(6,017)

Cash flows from investing activities
Purchases of property, plant, equipment and other assets	(4,749)	(4,322)
Acquisition of Professional Power Products, Inc., net of cash acquired	(44,122)	—
Investment in joint venture	(350)	(500)

Net cash used in investing activities	(49,221)	(4,822)

Cash flows from financing activities
Proceeds from stock offering	—	36,750
Advances from revolving line of credit—noncurrent obligation	67,946	59,907
Repayments of revolving line of credit—noncurrent obligation	(11,831)	(78,600)
Initial proceeds from borrowings under revolving line of credit	—	38,995
Repayment of prior revolving line of credit	—	(38,945)
Proceeds from long-term debt	5,000	—
Proceeds from exercise of private placement warrants	1,425	3,865
Excess tax benefit from exercise of share-based awards	2,469	1,642
Payment of withholding taxes from net settlement of share-based awards	(361)	(2,063)
Payments on long-term debt	(555)	—
Cash paid for financing and transaction fees	(126)	(2,923)

Net cash provided by financing activities	63,967	18,628

Increase in cash	1,296	7,789
Cash at beginning of period	6,306	543

Cash at end of period	$7,602	$8,332